UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	January 28, 2009
Date of earliest event reported:	January 23, 2009

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2009, the Executive Compensation Committee of the Board of Directors of OfficeMax Incorporated (the “Company”) approved an amendment to the OfficeMax Incorporated Executive Savings Deferral Plan (Effective as of January 1, 2005) (the “Plan”) to suspend Company matching contributions under the Plan effective as of the first paychecks issued after March 6, 2009.  Under the Plan, participants may defer a percentage of their salary and annual incentive award.  The percentage may not exceed 50% of the participant’s salary and 90% of the participant’s annual incentive award, subject to limitations described in the Plan.  Each participant must allocate amounts credited to his or her deferral account among various investment funds, which include a company stock fund.  Amounts deferred will be distributed, as more specifically described in the Plan, at the time elected by the participant. The Plan provides for payment in cash in a lump sum or in monthly installments, subject to minimum Plan balance limits, as elected by the participant.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of amendment, included as Exhibit 99.1 to this filing.  Exhibit 99.1 is incorporated by reference into this Item 5.02.

Item 9.01               Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit 99.1	Form of Amendment of OfficeMax Incorporated Executive Savings Deferral Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 28, 2009

OFFICEMAX INCORPORATED

		By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
Exhibit 99.1	Form of Amendment of OfficeMax Incorporated Executive Savings Deferral Plan